EXHIBIT 23.1
WHEN THE TRANSACTIONS REFERRED TO IN NOTE A OF THE NOTES TO COMBINED FINANCIAL STATEMENTS HAVE BEEN CONSUMMATED, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

/s/ KPMG LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Fidelity National Title Group, Inc.:
      We consent to the use of our reports dated August 16, 2005, except as to Note A, which is as of                      , 2005, with respect to the Combined Balance Sheets of Fidelity National Title Group, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related Combined Statements of Earnings, Equity and Comprehensive Earnings and Cash Flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, included herein and in the registration statement, and to the reference to our firm under the headings “Summary Historical Financial Information,” “Selected Historical Financial Information,” and “Experts” in the prospectus.
      Our reports refer to a change in accounting for stock-based employee compensation in 2003.
Jacksonville, Florida
September 14, 2005